Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Pty. Ltd.	Australia
ICF Consultoria do Brasil, Ltda.	Brazil
ICF Consulting Canada, Inc.	Canada
ICF Associates, L.L.C.	Delaware
(d/b/a ICF Associates, L.L.C.(Delaware) in Georgia)
(d/b/a ICF Consulting Associates in Washington)
ICF Consulting Services, L.L.C.	Delaware
ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF Delaware in New York)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
(d/b/a The Representative Office of ICF Incorporated, LLC in the Republic of Kazakhstan in Kazakhstan)
ICF Resources, L.L.C.	Delaware
Systems Applications International, L.L.C.	Delaware
ICF Services Company, L.L.C.	Delaware
ICF Consulting India Private, Ltd.	India
ICF/EKO	Russia
ICF Consulting Limited	U.K.
Caliber Associates, Inc.	Virginia
(d/b/a Caliber Associates, Inc. of Virginia in Washington)
Advanced Performance Consulting Group, Inc.	Maryland
ICF Z-Tech, Inc.	Maryland
ICF SH&E, Inc.	Delaware
ICF SH&E Limited	U.K.
(d/b/a ICF SH&E Limited (Singapore Branch) in Singapore)
ICF Jones & Stokes, Inc.	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Jacob & Sundstrom, Inc.	Maryland
ICF Macro, Inc.	Delaware
(d/b/a Macro International, Inc. in Kenya)
(d/b/a ICF Macro Inc. Succursale Mali in Mali)
GHK Holdings Ltd.	U.K.
GHK Consulting Ltd.	U.K.
(d/b/a GHK Consulting Limited, Philippine Branch in the Philippines)
(d/b/a GHK Consulting Ltd. Pakistan Branch in Pakistan)
GHK (Hong Kong) Ltd.	Hong Kong
GHK Development Consultants India Private, Ltd.	India
GHK Polska Szoo	Poland
GHK International Ltd.	U.K
GHK International Inc.	South Carolina
GHK Pakistan (Private) Ltd.	Pakistan